                                                                                                  Exhibit 10.3

                                            CHANGE IN CONTROL AGREEMENT

         This Change in Control Agreement (this "Agreement") is effective as of  May 12, 2003, and is between
The Phoenix Companies, Inc., a Delaware corporation (the "Company"), and  Daniel T. Geraci (the
"Executive").

         The Company or one of its Affiliates (as defined below) has employed the Executive in an officer position and has determined that the Executive holds a critical position with the Company and/or such
Affiliate.

         The Company believes that, in the event it is confronted with a situation that could result in a change in ownership or control of the Company, continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of its shareholders.

         The Company understands that any such situation will present significant concerns for the Executive with respect to the Executive's financial and job security. The Company desires to assure the Company and its
Affiliates of the Executive's services during the period in which it is confronting such a situation, and to provide the Executive certain financial assurances to enable the Executive to perform the responsibilities of the Executive's position without undue distraction and to exercise the Executive's judgment without bias due to the Executive's personal circumstances. To achieve these objectives, the Company and the Executive desire to enter into an agreement providing the Company and its Affiliates and the Executive with certain rights and obligations upon the occurrence of a Change of Control (as defined below).

         The Company and the Executive therefore agree as follows:

         1.   Operation of Agreement. (a) Term. The initial term of this Agreement shall commence on the date of this Agreement and continue until January 1, 2006. Thereafter, the term of this Agreement will automatically renew for up to two successive and consecutive additional one-year periods following the end of its initial term and any extended term, unless the Company or the Executive gives the other party written notice at least 12 months prior to the date the term would otherwise renew that it or the Executive does not want the term to be so extended; provided that the Company may not deliver a notice of nonrenewal after a Change of Control. At the option of the Company, which shall be exercised by the affirmative action of its
Board of Directors (the "Board") or a duly authorized committee thereof, the term of this Agreement may also be extended after such two renewal periods for such period or periods as the Board or such committee shall specify. Notwithstanding anything to the contrary in this Agreement, the term of this Agreement shall in all events expire (regardless of when the term would otherwise have expired) on the second anniversary of a
Change of Control; provided that any payment obligations hereunder resulting from the Executive's termination of employment prior to the expiration of the term or from an event covered under Section 7(e)
shall continue in full force and effect following the expiration of the term.

         (b)     Effective Date. If a Change of Control occurs during the term of this Agreement, this
Agreement shall govern the terms and conditions of the Executive's employment and the benefits and compensation to be provided to the Executive commencing on the date on which a Change of Control occurs (the
"Effective Date") and ending on the second anniversary of the Effective Date; provided that if the Executive is not employed by the Company or one of its Affiliates on the Effective Date, this Agreement shall be void and without effect, shall not constitute a contract of employment or a guarantee of employment for any period of time, and shall not limit in any way the right of the Company or its Affiliates to change the terms and conditions of the Executive's employment or to terminate the Executive's employment. Notwithstanding the preceding sentence, in the event that the Executive's employment with the Company and its Affiliates is terminated in connection with a Change of Control (which shall in all events be deemed the case if such termination is within 90 days prior to the Effective Date and deemed not to be the case if such termination is more than 180 days before the Effective Date) without Cause or for Good Reason (as such terms are defined in
Sections 6(c) and 6(d) below, but without regard to the requirement under Section 6(d) that such termination occur after the Effective Date), the Executive shall be entitled to receive the benefits provided under
Section 7(c), but only to the extent that such benefits are in excess of those previously received by the
Executive as a result of the Executive's prior termination, and amounts due under Section 7(e).

         2.      Definitions.

         (a)     Affiliate. An "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, is under common control with, or is controlled by, the Company.

         (b)     Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean the first occurrence of:

                 (i)      any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power of the Company's securities;

                 (ii)     within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause 2(b)(ii);

                 (iii)    the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a
         "Corporate Event"), if immediately

                                                      2

         following the consummation of such Corporate Event the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power, in substantially the same proportion as prior to such Corporate Event, of (x) in the - case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a - division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

                 (iv)     the approval by stockholders of the Company of a plan of liquidation with respect to the Company; or

                 (v)      any other event occurs which the Board declares to be a Change of Control.

         (c)     Person.  For purposes of the definition of Change of Control, "Person" shall have the same meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act);
provided that "Person" shall not include (i) the Company or any of its Affiliates, or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any of its Affiliates.

         (d)     Voting Power.  "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company, and
"Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

         3.      Employment Period.  The period during which the Executive remains employed with the Company or any Affiliate following the Effective Date through the expiration of the term of this Agreement shall be referred to herein as the "Employment Period."

         4.      Business Time. During the Employment Period, the Executive shall devote substantially
Executive's full business time and efforts to the performance of Executive's duties on behalf of the Company, except for (i) time spent in managing the Executive's personal, financial and legal affairs and serving on civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and (ii) periods of vacation and sick leave to which the
Executive is entitled. It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees on which the Executive is serving or with which the Executive is otherwise associated immediately preceding the Effective Date shall not be deemed to interfere with the performance of the
Executive's services to the Company and its Affiliates. Moreover, so long as the following activities do not
(individually or in the aggregate) materially interfere with the performance of the Executive's duties with the Company and are conducted in compliance with the

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Company's Code of Conduct (as in effect from time to time), the Executive may (i) participate in charitable, civic, educational, professional, community or industry affairs or serve on the boards of directors or advisory boards of other not for profit companies, and (ii) manage his/her and his/her family's personal investments. Executive may serve on the boards of directors or similar governing bodies of any for profit entity with the prior written consent of the Company's Chief Executive Officer as long as such service is not in violation of the Company's Code of Conduct.

         5.      Compensation.  (a)  Base Salary.  During the Employment Period, the Executive shall receive a base salary at a monthly rate at least equal to the monthly salary paid to the Executive immediately prior to the Effective Date. The base salary may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof, the board of directors of any Affiliate or any committee thereof in the event the Executive is employed by an Affiliate, and any individual having authority to take such action in accordance with the Company's or any Affiliate's regular practices. The Executive's base salary, as it may be increased from time to time, shall hereafter be referred to as the "Base Salary".

         (b)     Total Compensation.  During the Employment Period, the total compensation opportunities made available to the Executive in such year in the form of short-term incentive compensation and long-term incentive compensation ("Total Compensation") shall not be less than the Total Compensation made available to the Executive immediately prior to the Effective Date. For purposes of this Section 5(b), the amount of Total
Compensation made available to the Executive, whether prior to or after a Change of Control, shall be conclusively determined by an independent compensation consultant selected by the Company prior to the occurrence of a Change of Control (or, if that entity is no longer able to serve or declines to serve in such capacity, such other independent compensation consultant that has no existing client relationship with the
Company and its Affiliates as shall be selected by the designated consultant and reasonably acceptable to the
Board (either such consultant hereinafter referred to as the "Compensation Consultant")), using methods of valuation and comparison commonly used in competitive compensation practices, which shall be consistently applied. The Company shall provide the Compensation Consultant with any and all data that the consultant shall reasonably request in order to make its evaluations hereunder.

         6.      Termination.  (a)  Death, Disability or Retirement.  This Agreement shall terminate automatically upon the Executive's death, termination due to "Disability" (as defined below), or voluntary retirement (other than for Good Reason, as defined below) under any of the retirement plans of the Company or its Affiliates applicable to the Executive as in effect from time to time. For purposes of this Agreement,
"Disability" shall mean the Executive's inability to perform his or her material duties for six consecutive months due to a physical or mental incapacity.

         (b)     Voluntary Termination.  Notwithstanding anything in this Agreement to the contrary, the
Executive may voluntarily terminate employment for any reason (including early retirement pursuant to any retirement plan of the Company or any of its Affiliates as in effect from time to time and applicable to the
Executive), upon not less

                                                      4

than 60 days' written notice (or such lesser period of notice as the Company shall specify) to the Company or the entity employing the Executive, as applicable; provided that any termination by the Executive pursuant to
Section 6(d) hereof on account of Good Reason (as defined below) shall not be treated as a voluntary termination under this Section 6(b).

         (c)     Cause.  The Company and each of its Affiliates that employs the Executive may terminate the
Executive's employment for Cause. For purposes of this Agreement, "Cause" means (i) the Executive's conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company's Code of Conduct) on Executive's part with regard to the Company or its Affiliates having a material adverse impact on the Company or its Affiliates, and (iii) the Executive's failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive's employment duties and responsibilities and which failure or refusal is not remedied by the Executive within thirty (30) days after notice of such non-performance is given to the Executive. The Executive shall be provided an opportunity, together with his or her counsel, to be heard before the Board prior to termination and after such notice. If the majority of the members of the Board do not confirm, through a duly-adopted resolution following such opportunity, that the Company had grounds for a "Cause" termination, the Executive shall have the option to treat his or her employment as not having terminated or as having been terminated pursuant to a termination without Cause. No event shall constitute grounds for a "Cause" termination in the event that the Company fails to take action within 90 days after the Company's Chairman or the Chairman of the Company's Audit Committee
obtains knowledge of the occurrence of such event. Additionally, for purposes of clause (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and its subsidiaries.

         (d)     Good Reason.  After the Effective Date, the Executive may resign from employment at any time for Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence after the Effective Date of any of the following, without the express written consent of the Executive:

                 (i)      the assignment to the Executive of duties inconsistent with the Executive's position or any reduction in the Executive's title or any material reduction in the Executive's position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the Executive prior to the Effective Date;

                 (ii)     any requirement that the Executive change the location where the Executive regularly provides services to the Company outside of the Hartford, Connecticut metropolitan area (i.e., the area within a thirty five (35) mile radius of downtown Hartford);

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                 (iii)    a reduction by the Company of the Executive's Base Salary or Total Compensation
         opportunity or a reduction in the employee benefits provided to the Executive under the Company's employee benefit plans (unless the Executive is provided with substantially equivalent replacement benefits); or

                 (iv)     any failure to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 12(b).

         (e)     Notice of Termination.  Any termination by the Company and/or its Affiliates for Cause or by
the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(e). For purposes of this Agreement, a "Notice of Termination" means a written notice given, (i) in the case of a termination for Cause, within 10 business days of the Company and any
Affiliate that employs the Executive having actual knowledge of the events giving rise to such termination, or
(ii) in the case of a termination for Good Reason, within 10 business days of the Executive's having actual knowledge of the events giving rise to such termination. Any such Notice of Termination shall (x) indicate the specific termination provision in this Agreement relied upon, (y) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (z) if the termination date is other than the date of receipt of such notice, specify the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice).

         (f)     Date of Termination.  For the purpose of this Agreement, the term "Date of Termination" means
(i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such
Notice of Termination or, if later, the date specified therein, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

         7.      Obligations of the Company or an Affiliate upon Termination. (a) Death or Disability. If the
Executive's employment is terminated during the Employment Period by reason of the Executive's death or
Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the Date of
Termination, and the Company or the Affiliate that employs the Executive shall pay to the Executive (or the
Executive's beneficiary or estate), at the times determined below (i) the Executive's full Base Salary through the Date of Termination (the "Earned Salary"), (ii) any vested amounts or benefits owing to the Executive under or in accordance with the terms and conditions of any otherwise applicable employee benefit plans, agreements and programs and any accrued vacation pay not yet paid (the "Accrued Obligations"), and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company and its Affiliates (the "Additional Benefits").

         Any Earned Salary shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 30 days (or at such earlier date required by law),

                                                      6

following the Date of Termination. Accrued Obligations and Additional Benefits shall be paid in accordance with the terms of the applicable plan, program or arrangement.

         (b)     Cause and Voluntary Termination.  If, during the Employment Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Good
Reason), the Company or the Affiliate that employs the Executive shall pay the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable, but in no event more than 30 days (or at such earlier date required by law), following the Date of Termination, and (ii) the Accrued Obligations and Additional
Benefits in accordance with the terms of the applicable plan, program or arrangement.

         (c)     Termination by the Company or the Affiliate that employs the Executive other than for Cause and Termination by the Executive for Good Reason. If, during the Employment Period, the Company or the
Affiliate that employs the Executive terminates the Executive's employment other than for Cause or the
Executive terminates his or her employment for Good Reason:

                 (i)      Pension Service Credit and Payment.  The Executive's accrued benefit under any qualified or nonqualified defined benefit type pension plan or arrangement of the Company, including, without limitation, the Employee Pension Plan or any successor plan and/or the Supplemental Executive
         Retirement Plan or any successor plan (all such plans, the "Pension Plans") shall, to the extent not previously vested, be deemed vested as of the Date of Termination.  In addition, the Company shall pay to the Executive an amount equal to the lump sum value (based on the actuarial assumptions used under the respective plan) of two and one half years of additional service and age credit for pension purposes under the Pension Plans (with the Base Salary used for the last two and one half years of the salary component of "final average earnings" for purposes of this calculation), which payments shall be made within thirty (30) days after termination of employment.

                 (ii)     Additional Lump Sum Payments.  In lieu of (and not in addition to) any severance benefits payable to the Executive under any other plan, policy or program of the Company or any
         Affiliate (each, a "Severance Policy") or under any written agreement, between the Executive and the
         Company (each, a "Prior Agreement"), the Company shall pay to the Executive (or cause the Executive to be paid), at the times determined below, the following amounts:

                 (A)      the Executive's Earned Salary;

                 (B)      a cash amount (the "Severance Amount") equal to two and one half times the sum of
                          (x) the Executive's annual rate of Base Salary as then in effect and (y) the greater of (1) an amount equal to the average of the Executive's annual incentive compensation earned under the Company's Mutual Incentive Plan (or any successor plan) or similar annual incentive plan applicable to the

                                                      7

                          Executive (collectively, the "MIP") in respect of the Executive's services performed in the last three full fiscal years completed prior to the Change of Control, and
                          (2) the MIP target applicable to the Executive for the year in which the Executive's employment terminates; and

                 (C)      the Accrued Obligations and Additional Benefits.

         The Earned Salary and Severance Amount shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 30 days (or at such earlier date required by law), following the Date of Termination. Accrued Obligations shall be paid in accordance with the terms of the applicable plan, program or arrangement. Notwithstanding the foregoing, the Executive may elect in writing to receive the benefits payable under any Severance Policy that would otherwise be available to him or her, or the termination benefits under any Prior Agreement to which he or she is a party, in each case in lieu of receiving the benefits payable hereunder.

                 (iii)    Continuation of Benefits.  The Executive (and, to the extent applicable, the
         Executive's dependents) shall be entitled, after the Date of Termination until two and one half years from the Date of Termination (the "End Date"), to continue participation in all of the employee and executive plans providing medical, dental and long-term disability benefits that the Executive participated in prior to the Date of Termination (collectively, the "Continuing Benefit Plans");
         provided that the participation by the Executive (and, to the extent applicable, the Executive's dependents) in any Continuing Benefit Plan shall cease on the date, if any, prior to the End Date on which the Executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer ("Prior Date"). The Executive's participation in the Continuing Benefit
         Plans will be on the same terms and conditions that would have applied had the Executive continued to be employed by the Company or the Affiliate that employs the Executive through the End Date or the
         Prior Date. To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide (or shall cause to be provided) a comparable benefit under another plan or from its general assets; provided that the Company shall pay the
         Executive additional cash payments to the extent necessary for the Executive to receive the same net after-tax benefits that the Executive would have received under such plans if the Executive had continued to receive such plan benefits while employed with the Company.

                 Deemed Vesting for Certain Benefits.  The Executive shall be deemed to have met all service and other requirements for full vesting of benefits under all stock option or other stock or equity compensation plans of the Company (except the Restricted Stock Units ("RSU") awarded to you under a Restricted
Stock Units Agreement entered into as of May 12, 2003) in which the Executive participates and the stock options held by the Executive shall remain exercisable for the lesser of two years or the duration of their normal terms. In the case of Your Restricted Stock Units, they will vest on the

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earlier of (a) the conclusion of the three-year period commencing on the Start Date or (b) the occurrence of a
Change in Control (as defined in the Change in Control Agreement entered into between the parties simultaneously herewith) and (i) a termination of your employment by the Company, or its successor, without
Cause (as such term is defined in the Change in Control Agreement) or (ii) a termination by you for "Good
Reason" (as such term is defined in the Change in Control Agreement).

                 (iv)     If your employment with the Company terminates for any reason and your Restricted
         Stock Units do not vest on or before the date of your termination in accordance with Section 1.2 of your Restricted Stock Units Agreement entered into as of May 12, 2003, your Restricted Stock Units shall be forfeited and you shall have no rights thereunder or hereunder. No Common Shares will be
         Issued Until after June 26, 2006. If your Restricted Stock Units vest, the Common Shares that underlie your Restricted Stock Units will be issued June 26, 2006 (the period beginning on the Grant
         Date and ending on June 26, 2006 is the "Restricted Period").

                 (v)      Pro-Rata Payment of MIP and Long-Term Incentive Plan.  The Company shall pay to the
         Executive a cash amount equal to a pro rata portion of (i) the higher of the Executive's target or actually earned annual incentive award under the MIP for the fiscal year in which the Executive's
         Date of Termination occurs and (ii) any awards made to the Executive under the Company's long-term incentive plan (or any successor plan) determined as if the targets applicable to such awards were achieved. The pro-rata portion of each award shall be determined by multiplying the value of the award (i.e., in the case of the MIP, the amount actually earned, and in the case of the long term incentive awards, the target amounts) times a fraction, the numerator of which is the number of days during the performance period applicable to each such award prior to the Date of Termination and the denominator of which is the number of days in the performance period applicable to each such award.
         Notwithstanding the foregoing, any amount payable under this subparagraph in respect of the annual incentive award or in respect of any long-term incentive plan shall be inclusive of the amounts, if any, otherwise payable to the Executive under the MIP and long-term incentive plans for the year in which the Date of Termination occurs.

                 (vi)     Savings and Investment Plans.  If and to the extent the Executive is a participant in the Savings and Investment Plans or any successor plan thereto ("SIP") and/or the Excess
         Investment Plan or any successor plan thereto ("EIP"), the Company shall pay the Executive a lump sum amount equal to the amount that the Company would have contributed to the SIP or credited to the EIP, over the two and one half years following the Executive's Date of Termination assuming that the
         Executive were contributing to each such plan during such period at the rate in effect immediately prior to the Date of Termination (or, if greater, at the rate in effect immediately prior to the
         Change of Control).

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                 (viii)   Outplacement.  The Company shall provide the Executive with outplacement services at a level commensurate with the Executive's position.

         (d)     Discharge of the Company's and its Affiliates' Obligations.  Except as expressly provided in the last sentence of this Section 7(d), the amounts payable to the Executive pursuant to this Section 7
(whether or not reduced pursuant to Section 7(e)) following termination of the Executive's employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims the
Executive may have in respect of the Executive's employment by the Company and its Affiliates. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the
Executive's receipt of such amounts, the Company and its Affiliates shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the
Executive's employment by the Company and its Affiliates. Notwithstanding the foregoing, (i) the Executive shall retain all rights with respect to the Company's continuing obligations to indemnify the Executive as a former officer or director of the Company or its Affiliates, and to provide directors and officers liability insurance, to the fullest extent permitted under the Company's certificate of incorporation and by-laws or any other arrangement and (ii) to the extent the Executive is entitled to greater rights with respect to any category of severance payments or benefits in any similar situation under any other arrangement with the
Company, the Executive shall be entitled to such greater rights.

         (e)     Modification of Payments by the Company and its Affiliates.

                 (i)      Application of Section 7(e).  In the event that any amount or benefit paid or distributed to, or on behalf of, the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to, or on behalf of, the Executive by the Company, its Affiliates and their successors, including any acquiror of the Company or its Affiliates (or any person or entity required to be aggregated with the Company or its Affiliates for purposes of Section
         280G of the Internal Revenue Code of 1986, as amended (the "Code")) under any other plan, agreement, or arrangement (collectively, the "Covered Payments"), would be an "excess parachute payment" as defined in Section 280G of the Code, and would thereby subject the Executive to the tax (the "Excise
         Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), the
         Company shall pay (or cause to be paid) to the Executive at the time specified in Section 7(e)(iv)
         below an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the
         Executive with respect to such Covered Payments, after deduction of any Excise Tax on the Covered
         Payments and any Federal, state and local (including foreign) income tax, payroll tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 7(e), but before deduction for any
         Federal, state or local (including foreign) income or employment tax withholding on such Covered
         Payments, shall be equal to the amount of the Covered Payments; provided that if the aggregate value of all Covered Payments exceeds the maximum amount which can be paid to the Executive without the
         Executive incurring an Excise Tax

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         (the "Cap Amount") by less than 10% (ten per cent) of the Cap Amount, the amounts payable to the
         Executive under this Section 7 shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without the Executive becoming subject to such an Excise Tax as a result of all
         Covered Payments (such reduced payments to be referred to as the "Payment Cap"). In the event that
         Executive receives reduced payments and benefits hereunder, Executive shall have the right to designate which of the payments and benefits otherwise provided for in this Agreement that the
         Executive will receive in connection with the application of the Payment Cap.

                 (ii)     Application of Section 280G.  For purposes of determining whether any of the Covered
         Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                 (A)      such Covered Payments will be treated as "parachute payments" within the meaning of
                          Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants appointed prior to the Effective Date or tax counsel selected by such accountants (the
                          "Accountants"), it is more likely than not that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered (within the meaning of Section
                          280G(b)(4)(B) of the Code) in excess of the portion of the "base amount allocable to such Covered Payments," or such "parachute payments" are otherwise not subject to such Excise Tax, and

                 (B)      the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                 (iii)    Adjustments in Respect of the Payment Cap.  If the Executive receives reduced payments and benefits under this Section 7(e) (or this Section 7(e) is determined not to be applicable to the Executive because the Accountants conclude that Executive is not subject to any
         Excise Tax) and it is established pursuant to a final determination of a court or an Internal Revenue
         Service proceeding (a "Final Determination") that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, the aggregate "parachute payments" within the meaning of Section 280G of the Code paid to the Executive or for the Executive's benefit are in an amount that would result in the Executive being subject to an Excise Tax, then the Accountants shall determine whether the Executive should have received the Tax Reimbursement Payment described in
         Section 7(e)(i), or whether the amounts payable to the Executive hereunder would still have been reduced pursuant to Section 7(e)(i).

                                                      11

         If the Tax Reimbursement Payment would have been due, the Accountants shall determine the amount of any interest and penalties that may be imposed on the Executive by reason of having failed to have timely paid any Excise Tax (the "Penalty Amount"), and the amount of the Tax Reimbursement Payment due, treating the Penalty Amount as a Covered Payment. In the event a Tax Reimbursement Payment is due, the Company shall promptly (but in no event later than 10 business days after the Accountants have determined and informed the Company) pay the Executive such Tax Reimbursement Payment (as calculated in accordance with the immediately preceding sentence) and the Penalty Amount. If the
         Executive would still be subject to a reduction in the Covered Payments due hereunder, the
         Accountants shall determine the amount by which the Covered Payments exceeded the Cap Amount and the
         Executive shall have an obligation (to the extent permitted under applicable law) to repay such excess to the Company on demand, together with interest on such amount at the applicable Federal rate
         (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by the Executive. It is expressly understood that such excess is not in the nature of a personal loan to the Executive, but rather a payment made to the Executive as a "mistake in fact." If the Executive receives reduced payments and benefits by reason of this Section 7(e) and it is established pursuant to a Final Determination that the Executive could have received a greater amount without exceeding the Cap Amount, then the Company shall promptly thereafter pay the Executive the aggregate additional amount which could have been paid without exceeding the Cap Amount, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the
         Code) from the original payment due date to the date of actual payment by the Company. For greater clarity, if the Executive receives a Tax Reimbursement Payment under Section 7(e)(i), then this
         Section 7(e)(iii) shall not apply.

                 (iv)     Timing.  The Tax Reimbursement Payment (or portion thereof) provided for in Section
         7(e)(i) above shall be paid to the Executive not later than ten (10) business days following the payment of the Covered Payments; provided that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the
         Company shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax
         Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the
         Code) as soon as the amount thereof can be determined, but in no event later than 45 calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax
         Reimbursement Payment exceeds the amount subsequently determined to have been due, the Executive shall repay such excess to the Company (to the extent permitted under applicable law), payable as of the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). It is expressly understood that such excess is not in the nature of a personal loan to the Executive.

                                                      12

                 (v)      Survival.  The provisions of this Section 7(e) of the Agreement shall survive the termination of the Executive's employment hereunder and the termination of this Agreement with regard to any event that occurred prior thereto.

         8.      Non-exclusivity of Rights.  Except as expressly provided herein, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company or any of its Affiliates, including employment agreements, stock option agreements, and other stock or equity compensation agreements. Amounts which are vested benefits or which the
Executive is otherwise entitled to receive under any plan or program of the Company or any Affiliate at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         9.      No Offset.  The obligation of the Company or any of its Affiliates to make the payments provided for in this Agreement and otherwise to perform the obligations hereunder shall not be diminished or otherwise affected by any circumstances, including, but not limited to, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Affiliates may have against the Executive or others, whether by reason of the subsequent employment of the Executive or otherwise.

         10.     Legal Fees and Expenses.  If the Executive asserts any claim in any contest (whether initiated by the Executive or by the Company or any of its Affiliates) as to the validity, enforceability or interpretation of any provision of this Agreement or to enforce and/or collect any payment or benefit payable hereunder, the Company shall pay the Executive's legal expenses (or cause such expenses to be paid) including, but not limited to, the Executive's reasonable attorney's fees, on a monthly basis, upon presentation of proof of such expenses in a form acceptable to the Company; provided that the Executive shall reimburse the Company for such amounts (to the extent permitted under applicable law), plus simple interest thereon at the 90-day
United States Treasury Bill rate as in effect from time to time, compounded annually, if the arbitrator determines that the Executive's claims were substantially frivolous or brought in bad faith.

         11.     Surviving Agreements.  This Agreement provides for certain payments and benefits to the
Executive to be determined by the employee benefit plans and programs, incentive plans, stock option, and other stock or equity compensation plans of the Company and its Affiliates. To the extent so provided, such programs and plans constitute part of the agreement and understanding between the Executive and the Company and are incorporated herein and made a part hereof. The Executive and the Company hereby reaffirm their respective commitments under such programs and plans, and again agree to be bound by each of the covenants contained therein for the benefit of the Company in consideration of the benefits made available to the
Executive hereby.

         12.     Successors.  (a)  This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive

                                                      13

otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives and his or her estate.

         (b)     This Agreement shall inure to the benefit of and be binding upon the Company and shall be assignable, in writing, by the Company only to the acquiror of all or substantially all, of the assets of the
Company. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

         13.     Miscellaneous.  (a)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, applied without reference to principles of conflict of laws.

         (b)     Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration. The arbitration shall be held in Hartford, Connecticut and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Expedited Employment
Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration (or such other rules as the parties may agree to in writing), and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and the
Executive. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators.
The costs and expenses of the arbitration shall be paid by the Company.

         (c)     Amendments.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (d)     Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and completely supersedes and replaces any prior agreement between the Executive and the Company concerning the subject matter herein.
                 No other agreement relating to the terms of the Executive's employment by the Company or any of its Affiliates, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. Except as expressly provided herein, nothing in this Agreement shall be construed or interpreted to enhance, increase, reduce or diminish any rights, duties or obligations of the Executive under any individual agreement between the Executive and the Company or any of its affiliates, or under any employee benefit plan program or procedure established by the Company or any of its affiliates. There are no promises, representations, inducements or statements

                                                      14

                 between the parties other than those that are expressly contained herein. The Executive acknowledges that the Executive is entering into this Agreement of the Executive's own free will and accord, and with no duress, that the Executive has read this Agreement and that the
                 Executive understands it and its legal consequences.

         (e)     Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                        at the home address of the Executive noted on the records of the
                                            Company

If to the Company:                          The Phoenix Companies, Inc.
                                            One American Row
                                            PO Box 5056
                                            Hartford, CT 06120-5056
                                            Attn.:  Tracy L. Rich, General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith.
Notice and communications shall be effective when actually received by the addressee.

         (f)     Tax Withholding.  The Company shall withhold (or cause such withholding) from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (g)     Severability; Reformation.  In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         (h)     Waiver.  Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or the Executive's rights hereunder on any occasion or series of occasions.

         (i)     Confidentiality.  The Executive, after termination of the Executive's employment, shall retain in confidence any confidential or proprietary information known to the Executive concerning the Company and its Affiliates and their business so long as such information is not publicly disclosed and shall not use such information in any way injurious to the Company or its Affiliates except for any disclosure to which an

                                                      15

authorized officer of the Company or such Affiliate has consented or any disclosure or use required by any order of any governmental body or court (including legal process). If requested, the Executive shall return to the Company and its Affiliates any memoranda, documents or other materials possessed by the Executive and containing confidential or proprietary information of the Company and its Affiliates. Notwithstanding the
preceding sentence, the Executive shall not be required to return to the Company or its Affiliates, any memoranda, documents or other materials containing confidential or proprietary information of the Company or its Affiliates, if such materials were provided to the Executive in his or her capacity as a director of the
Company or its Affiliates.

         (j)     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (k)     Captions.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                                                      16

                 IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                      PHOENIX COMPANIES, INC.

                                      By:               /s/ Bonnie J. Malley
                                             -------------------------------------------
                                      Title:              SVP Corp. Admin

WITNESSED:

--------------------

                                      PHOENIX LIFE INSURANCE COMPANY

                                      By:               /s/ Bonnie J. Malley
                                             -------------------------------------------
                                      Title:              SVP Corp. Admin

WITNESSED:

--------------------

                                    EXECUTIVE:                                    DATE:

                                              /s/ Daniel T. Geraci                      August 12, 2003
                                      -------------------------------------        --------------------------

WITNESSED:

--------------------

                                                      17